Exhibit 99.1

MEDLEY MANAGEMENT INC. DECLARES $0.20 PER SHARE DIVIDEND AND REPORTS SECOND QUARTER 2016 RESULTS

NEW YORK, August 11, 2016 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its second quarter ended June 30, 2016.

Highlights

•	Total assets under management were $5.0 billion as of June 30, 2016

•	Fee earning assets under management were $3.2 billion as of June 30, 2016

•	Declared $0.20 per share dividend for Q2 2016 payable on September 6, 2016

•	U.S. GAAP net income attributable to Medley Management Inc. was ($0.03) per share for Q2 2016 and ($0.04) per share for the six months ended June 30, 2016

•	Core Net Income Per Share was $0.14 for Q2 2016 and $0.26 for the six months ended June 30, 2016

“During the quarter we grew our assets under management and earnings. In addition, we made progress on our next retail offering and post quarter end completed the first closing of our next institutional fund. Last week we completed our first 10-year unsecured bond offering for the company. We believe the long term and flexible nature of this capital provides a benefit to Medley and our shareholders,” said Brook Taube, CEO of Medley.

Results of Operations for the Three Months Ended June 30, 2016

Total revenues increased by 4%, or $0.8 million, to $21.3 million for the three months ended June 30, 2016 compared to the same period in 2015. The increase was due primarily to an accrual of performance fee revenue of $0.9 million for the three months ended June 30, 2016 compared to a reversal in performance fee revenue of $2.4 million for the same period in 2015. The increase was partly offset by a decrease in management fees due primarily to lower origination fees and a decrease in incentive fees.

Total expenses from operations increased by 75%, or $7.5 million, to $17.5 million for the three months ended June 30, 2016 compared to the same period in 2015. The increase was due primarily to an increase in general, administrative and other expenses as a result of higher expenses under our expense support agreement with Sierra Income Corporation (“SIC”).

Total other expense, net increased by $0.8 million to $2.7 million for the three months ended June 30, 2016 compared to the same period in 2015. The increase was due primarily to an increase in expense associated with our revenue share payable and an impairment charge on our investment in CK Pearl Fund.

Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC decreased by $7.4 million to $0.6 million for the three months ended June 30, 2016 compared to the same period in 2015. Net income per share was ($0.03) for the three months ended June 30, 2016 compared to $0.14 for the same period in 2015.

Pre-Tax Core Net Income decreased by $4.2 million to $7.4 million for the three months ended June 30, 2016 compared to the same period in 2015. Core Net Income Per Share was $0.14 for the three months ended June 30, 2016, compared to $0.22 for the same period in 2015. Core EBITDA decreased by $4.1 million to $9.8 million for the three months ended June 30, 2016 compared to the same period in 2015.

Results of Operations for the Six Months Ended June 30, 2016

Total revenues decreased by 15%, or $7.1 million to $38.9 million, for the six months ended June 30, 2016 compared to the same period in 2015. This decrease was due primarily to a decrease in performance fee revenue and management fees due to lower incentive fees.

Total expenses from operations increased by 43%, or $9.5 million, to $31.3 million for the six months ended June 30, 2016 compared to the same period in 2015. The increase was due primarily to an increase in general, administrative and other expenses as a result of higher expenses under our expense support agreement with SIC.

Total other expense, net increased by $1.4 million to $5.4 million for the six months ended June 30, 2016 compared to the same period in 2015. The increase was due primarily to an increase in expense associated with our revenue share payable and an impairment charge on our investment in CK Pearl Fund.

Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC by decreased $15.7 million to $1.4 million for the six months ended June 30, 2016 compared to the same period in 2015. Net income per share was ($0.04) for the six months ended June 30, 2016 compared to $0.33 for the same period in 2015.

Pre-Tax Core Net Income decreased by $10.7 million to $14.2 million for the six months ended June 30, 2016 compared to the same period in 2015. Core Net Income Per Share was $0.26 for the six months ended June 30, 2016 compared to $0.47 for the same period in 2015. Core EBITDA decreased by $10.5 million to $18.8 million for the six months ended June 30, 2016 compared to the same period in 2015.

Investor Contact:

Sam Anderson

Head of Capital Markets & Risk Management

Medley Management Inc.

212.759.0777

Media Contact:

Liz Bruce

Fitzroy Communications

212.498.9197

Key Performance Indicators:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Income	$1,104	$8,671	$2,252	$20,186
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	597	8,027	1,370	17,104
Net income (loss) per Class A common stock	$(0.03)	$0.14	$(0.04)	$0.33
Net Income Margin (1)	2.8%	39.1%	3.5%	37.2%
Weighted Average Shares - Basic and Diluted	5,777,726	6,000,000	5,814,428	6,000,000

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$7,434	$11,628	$14,195	$24,894
Core Net Income (2)	6,563	10,409	12,528	22,176
Core EBITDA (3)	9,753	13,858	18,820	29,320
Core Net Income Per Share (4)	$0.14	$0.22	$0.26	$0.47
Core Net Income Margin (5)	19.9%	32.6%	20.8%	31.1%
Pro-Forma Weighted Average Shares Outstanding (6)	30,771,830	30,437,467	30,587,862	30,456,596

Other Data (at period end, in millions):
AUM	$5,025	$4,017	$5,025	$4,017
Fee Earning AUM	3,158	3,350	3,158	3,350

(1)	Net Income Margin equals Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue. Please refer to the reconciliation of Core Net Income Margin to Net Income Margin in Exhibit D for additional details.

(2)	Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(3)	Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(4)	Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 43.0% for all periods presented. Please refer to the calculation of Core Net Income Per Share in Exhibit C for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)	The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the vesting of restricted stock units and the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented. Please refer to Exhibit C for additional details.

Fee Earning AUM

The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of AUM
	Permanent	Long-dated		Permanent	Long-dated
	Capital	Private Funds		Capital	Private Funds
	Vehicles	and SMAs	Total	Vehicles	and SMAs
	(Dollars in millions)
Beginning balance, March 31, 2016	$2,159	$1,010	$3,169	68%	32%
Commitments	34	2	36
Capital reduction	-	-	-
Distributions	(34)	(51)	(85)
Change in fund value	40	(2)	38
Ending balance, June 30, 2016	$2,199	$959	$3,158	70%	30%

Total fee earning AUM remained consistent at $3.2 billion as of June 30, 2016 compared to total fee earning AUM as of March 31, 2016. The permanent capital vehicles’ share of fee earning AUM increased to 70% as of June 30, 2016 compared to 68% as of March 31, 2016.

The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of AUM
	Permanent	Long-dated		Permanent	Long-dated
	Capital	Private Funds		Capital	Private Funds
	Vehicles	and SMAs	Total	Vehicles	and SMAs
	(Dollars in millions)
Ending balance, December 31, 2015	$2,238	$1,064	$3,302	68%	32%
Commitments	(7)	34	27
Capital reduction	(10)	-	(10)
Distributions	(68)	(127)	(195)
Change in fund value	46	(12)	34
Ending balance, June 30, 2016	$2,199	$959	$3,158	70%	30%

Total fee earning AUM decreased by $144 million, or 4%, to $3.2 billion as of June 30, 2016 compared to total fee earning AUM as of December 31, 2015. The permanent capital vehicles’ share of fee earning AUM increased to 70% as of June 30, 2016 compared to 68% as of December 31, 2015.

Conference Call and Webcast Information

We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday August 11, 2016 to discuss our second quarter 2016 financial results.

All interested parties may participate in the conference call by dialing (877) 524-5743 approximately 5-10 minutes prior to the call. International callers should dial (615) 247-0088. Participants should reference Medley Management Inc. and the conference ID of 47765154 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company’s website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

About Medley

Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 14 years, we have provided in excess of $6 billion of capital to over 300 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

Forward-Looking Statements

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

Non-GAAP Financial Measures

We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.

Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management uses these non-GAAP measures to assess the performance of our business and believes that these non-GAAP measures also provide investors with useful information to evaluate our performance. These non-GAAP measures supplement and should be considered in addition to and not in lieu of our consolidated results of operations calculated and presented in accordance with U.S. GAAP.

This press release does not constitute an offer for any Medley fund.

Available Information

Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

Exhibit A. Condensed Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015

	(Amounts in thousands, except share and per share data)
Revenues
Management fees	$18,695	$20,923	$34,958	$38,443
Performance fees	851	(2,368)	260	3,968
Other revenues and fees	1,780	1,981	3,679	3,605
Total revenues	21,326	20,536	38,897	46,016

Expenses
Compensation and benefits	8,564	6,397	14,432	13,618
Performance fee compensation	45	(1,030)	(26)	(918)
General, administrative and other expenses	8,899	4,623	16,878	9,130
Total expenses	17,508	9,990	31,284	21,830

Other income (expense)
Dividend income	221	221	443	443
Interest expense	(2,072)	(2,109)	(4,190)	(4,194)
Other income (expenses), net	(863)	13	(1,614)	(249)
Total other expense, net	(2,714)	(1,875)	(5,361)	(4,000)
Income before income taxes	1,104	8,671	2,252	20,186
Provision for (benefit from) income taxes	102	918	214	2,066
Net income	1,002	7,753	2,038	18,120
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries	405	(274)	668	1,016
Net income attributable to non-controlling interests in Medley LLC	539	6,988	1,218	14,791
Net income attributable to Medley Management Inc.	$58	$1,039	$152	$2,313

Net income (loss) per Class A common stock:
Basic	$(0.03)	$0.14	$(0.04)	$0.33
Diluted	$(0.03)	$0.14	$(0.04)	$0.33
Weighted average shares - Basic and Diluted	5,777,726	6,000,000	5,814,428	6,000,000

Exhibit B. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(Amounts in thousands)
Net income attributable to Medley Management Inc.	$58	$1,039	$152	$2,313
Net income attributable to non-controlling interests in Medley LLC	539	6,988	1,218	14,791
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$597	$8,027	$1,370	$17,104
Reimbursable fund startup expenses	5,541	1,995	10,744	4,169
IPO date award stock-based compensation	673	688	1,346	1,418
Other non-core items (1)	521	-	521	137
Income tax expense on adjustments	(769)	(301)	(1,453)	(652)
Core Net Income	$6,563	$10,409	$12,528	$22,176
Interest expense	2,072	2,109	4,190	4,194
Income taxes	871	1,219	1,667	2,718
Depreciation and amortization	247	121	435	232
Core EBITDA	$9,753	$13,858	$18,820	$29,320

(1)	For the three and six months ended June 30, 2016, other non-core items consists of a $0.5 million impairment loss on our investment in CK Pearl Fund. For the six months ended June 30, 2015, other non-core items consists of a one-time $0.1 million severance cost to former employees.

Exhibit C. Calculation of Core Net Income Per Share

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$6,563	$10,409	$12,528	$22,176
Add: Income taxes	871	1,219	1,667	2,718
Pre-Tax Core Net Income	7,434	11,628	14,195	24,894

Denominator
Class A common stock	5,777,726	6,000,000	5,814,428	6,000,000
Conversion of LLC Units to Class A common stock	23,333,333	23,333,333	23,333,333	23,333,333
Restricted stock units	1,660,771	1,104,134	1,440,101	1,123,263
Pro-Forma Weighted Average Shares Outstanding (1)	30,771,830	30,437,467	30,587,862	30,456,596
Pre-Tax Core Net Income Per Share	$0.24	$0.38	$0.46	$0.82
Less: corporate income taxes per share (2)	(0.10)	(0.16)	(0.20)	(0.35)
Core Net Income Per Share	$0.14	$0.22	$0.26	$0.47

(1)	The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units during each of the periods presented.

(2)	Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local income taxes. We assumed an effective corporate tax rate of 43.0% for all periods presented.

Exhibit D. Reconciliation of Core Net Income Margin to Net Income Margin

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015

Net Income Margin	2.8%	39.1%	3.5%	37.2%
Reimbursable fund startup expenses (1)	26.0%	9.8%	27.6%	9.2%
IPO date award stock-based compensation (1)	3.2%	3.5%	3.5%	3.2%
Other non-core items (1)(2)	2.4%	0.0%	1.3%	0.3%
Provision for income taxes (3)	0.5%	4.5%	0.6%	4.5%
Corporate income taxes (4)	(15.0%)	(24.3%)	(15.7%)	(23.3%)
Core Net Income Margin	19.9%	32.6%	20.8%	31.1%

(1)	Adjustments to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)	For the three and six months ended June 30, 2016, other non-core items consists of a $0.5 million impairment loss on our investment in CK Pearl Fund. For the six months ended June 30, 2015, other non-core items consists of a one-time $0.1 million severance cost to former employees.

(3)	Provision for income taxes is presented as a percentage of total revenue.

(4)	Assumes that all of our pre-tax earnings, including adjustments above, are subject to federal, state and local income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 43.0% and presented the calculation as a percentage of total revenue.

Exhibit E. Condensed Consolidated Balance Sheets of Medley Management Inc.

	As of
	June 30,	As of
	2016	December 31,
	(unaudited)	2015
	(Amounts in thousands)
Assets
Cash and cash equivalents	$56,294	$71,688
Investments, at fair value	15,064	16,360
Management fees receivable	16,244	16,172
Performance fees receivable	2,799	2,518
Other assets	17,166	13,015
Total assets	$107,567	$119,753

Liabilities and Equity
Loans payable	$101,163	$100,871
Accounts payable, accrued expenses and other liabilities	35,232	34,746
Performance fee compensation payable	1,449	1,823
Total liabilities	137,844	137,440

Redeemable Non-controlling Interests	12,595	-

Equity
Class A Common Stock	58	60
Class B Common Stock	-	-
Additional paid in capital (capital deficit)	1,219	631
Retained earnings (accumulated deficit)	(3,293)	(730)
Total stockholders' equity (deficit), Medley Management Inc.	(2,016)	(39)
Non-controlling interests in consolidated subsidiaries	(2,054)	(459)
Non-controlling interests in Medley LLC	(38,802)	(17,189)
Total equity (deficit)	(42,872)	(17,687)
Total liabilities, redeemable non-controlling interests and equity	$107,567	$119,753